Exhibit 23.2

Consent of Independent Auditors

QR Energy, LP

Houston, TX

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated January 9, 2013, relating to the statement of revenues and direct operating expenses of the East Texas Oil Field Properties for the year ended December 31, 2011 appearing in the Form 8-K/A filed on January 9, 2013.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Houston, Texas

January 14, 2014